UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2017

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36878	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 10, 2017, pursuant to that certain Real Estate Sales Agreement by and between National Bank of Commerce (“the Bank”), a subsidiary of National Commerce Corporation (the “Company”), as buyer, and 280 Associates, L.L.C., an Alabama limited liability company, as seller (the “Seller”), as originally entered into on May 3, 2017 and subsequently amended on June 26, 2017, July 3, 2017, July 21, 2017 and July 28, 2017 (together, the “Agreement”), the Bank, through its counsel, notified the Seller in writing of the Bank’s completion of its due diligence investigation (subject to the receipt of certain estoppels) on a parcel of real property and the commercial office building thereon located at 600 Luckie Drive in unincorporated Jefferson County, Alabama (the “Property”) for a total purchase price of $13,750,000 (the “Purchase Price”). As further described in the Agreement, the delivery of the notice caused the Agreement to become binding on the Bank by effectively terminating the Bank’s unilateral right to terminate the Agreement for any reason without penalty.

The Agreement contains representations, warranties and covenants that are customary of real estate purchase and sale agreements. The Bank entered into the transaction in furtherance of its banking activities and the Company’s growth and expansion strategy. The Bank intends to relocate its main office to the Property and to operate a retail bank branch from the location. The Property includes approximately 68,843 square feet of usable space, of which the Bank expects to initially utilize approximately 33%, with the remaining space expected to be leased to other commercial tenants. The Office of the Comptroller of the Currency has approved the relocation, subject to the requirement that the Bank seek re-approval if the relocation has not been completed within eighteen months of the approval date.

The Agreement stipulates that the closing of the Bank’s purchase of the Property will occur on or before August 24, 2017. The Purchase Price, net of earnest money payments made by the Bank during the due diligence period, is expected to be funded from cash currently held by the Bank.

Copies of the original Agreement and the amendments thereto are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Agreement is qualified in its entirety by reference to such exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
10.1	Real Estate Sales Agreement, dated May 3, 2017
10.1A	First Amendment to Real Estate Sales Agreement, dated June 26, 2017
10.1B	Second Amendment to Real Estate Sales Agreement, dated July 3, 2017
10.1C	Third Amendment to Real Estate Sales Agreement, dated July 21, 2017
10.1D	Fourth Amendment to Real Estate Sales Agreement, dated July 28, 2017

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, as defined by federal securities laws. Statements contained in this report that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. The Company undertakes no obligation to update these statements following the date of this report, except as required by law. In addition, the Company, through its senior management, may make forward-looking public statements concerning the matters described herein from time to time. Such forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by the Company with the Securities and Exchange Commission, and forward-looking statements contained in this report or in other public statements of the Company or its senior management should be considered in light of those factors. Specifically, with respect to statements relating to the transaction described herein, these factors include, but are not limited to, the Company’s ability to successfully close the transaction, the Company's ability to lease the space not utilized by the Company and the Bank, the Company’s ability to successfully open and operate a retail bank branch at the location of the Property and the execution of the Company’s growth strategy in its market areas, including the Birmingham, Alabama market. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

August 11, 2017	/s/ Richard Murray, IV
Richard Murray, IV
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Real Estate Sales Agreement, dated May 3, 2017
10.1A	First Amendment to Real Estate Sales Agreement, dated June 26, 2017
10.1B	Second Amendment to Real Estate Sales Agreement, dated July 3, 2017
10.1C	Third Amendment to Real Estate Sales Agreement, dated July 21, 2017
10.1D	Fourth Amendment to Real Estate Sales Agreement, dated July 28, 2017